UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☐                            Filed by a Party other than the Registrant  ☒

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

CELLU TISSUE HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

CLEARWATER PAPER CORPORATION

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Clearwater Paper Corporation
601 W. Riverside Avenue
Suite 1100
Spokane, Washington 99201

News Release

Contact:	(News media)	(CFO)	(Investors)
	Matt Van Vleet	Linda Massman	Sean Butson (IR Sense)
	509.344.5912	509.344.5905	509.344.5906

Clearwater Paper Announces Expiration of HSR Waiting Period

for its Planned Acquisition of Cellu Tissue Holdings and Completion

of its $375 million 7 1/8% Senior Notes Offering

SPOKANE, Wash., October 25, 2010 (BUSINESS WIRE) — Clearwater Paper Corporation (NYSE: CLW) today announced that the 30-day waiting period for antitrust review under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 in connection with Clearwater Paper’s planned acquisition of Cellu Tissue Holdings, Inc. ended on Friday, October 22, 2010. On September 16, 2010, Clearwater Paper announced it had entered into an agreement to acquire Cellu Tissue for $12.00 in cash for each share of Cellu Tissue common stock.

The acquisition has been approved by the board of directors of each company and is subject to approval by Cellu Tissue’s stockholders and other customary closing conditions. The acquisition is expected to close in the fourth quarter of 2010.

On October 22, 2010, Clearwater Paper completed its previously announced offering of $375 million principal amount of 7 1/8% Senior Notes due 2018 (the “Notes”). The net proceeds of the offering will be used to finance in part the company’s acquisition of Cellu Tissue, to refinance certain existing indebtedness of Cellu Tissue, and to pay fees and expenses incurred as part of the Notes offering, the acquisition of Cellu Tissue and related transactions. The proceeds from the offering have been placed in escrow pending the closing of the acquisition of Cellu Tissue. If the acquisition of Cellu Tissue is not completed, Clearwater Paper will be required to redeem all of the Notes.

FORWARD LOOKING STATEMENTS SAFE HARBOR

This press release contains certain forward-looking statements regarding the proposed transaction between Clearwater Paper and Cellu Tissue, including but not limited to statements regarding the expected timing of closing. Actual events or results may differ materially from those contained in these forward-looking statements. Among the important factors that could cause future events or results to vary from those addressed in the forward-looking statements include, without limitation, the possibility that the conditions to closing of the acquisition may not be satisfied and that the closing may not occur or may be delayed; difficulties with the integration process or the realization of the benefits expected from the proposed transaction; general economic conditions in the regions and industries in which Clearwater Paper and Cellu Tissue operate; changes in the cost and availability of wood fiber used in the production of the companies’ products; and litigation or regulatory matters involving antitrust or other matters that could affect the closing of the transaction. In addition, please refer to the documents that Clearwater Paper and Cellu Tissue file with the Securities and Exchange Commission (“SEC”) on Forms 10-K, 10-Q and
8-K. The filings by Clearwater Paper and Cellu Tissue identify and address other important factors that could cause events or results to vary from the forward-looking statements set forth in this press release. Clearwater Paper and Cellu Tissue are under no duty to update any of the forward-looking statements after the date of this press release to conform to actual results.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Cellu Tissue has filed with the SEC a preliminary proxy statement and intends to file with the SEC a definitive proxy statement and other relevant material in connection with the acquisition. The definitive proxy statement will be sent or given to the stockholders of Cellu Tissue. Before making any voting or investment decision with respect to the acquisition, investors and stockholders of Cellu Tissue are urged to read the proxy statement and the other relevant material when they become available because they will contain important information about the acquisition. The proxy statement and other relevant materials (when they become available), and any other documents filed by Cellu Tissue with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov, at Cellu Tissue’s Investor Relations website at cellutissue.com/investor (click “SEC filings”) or from Cellu Tissue by contacting Investor Relations by mail at 1855 Lockeway Drive, Suite 501, Alpharetta, Georgia 30004, Attention: Investor Relations, or by telephone at (678) 393-2651.

PARTICIPANTS IN THE SOLICITATION

Clearwater Paper and Cellu Tissue and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Cellu Tissue stockholders in connection with the acquisition. Information about Clearwater Paper’s directors and executive officers is set forth in Clearwater Paper’s proxy statement on Schedule 14A filed with the SEC on March 29, 2010 and its Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC on February 26, 2010, respectively. Information about Cellu Tissue’s directors and executive officers is set forth in its proxy statement on Schedule 14A filed with the SEC on June 25, 2010. Additional information regarding the interests of participants in the solicitation of proxies in connection with the acquisition is set forth in the preliminary proxy statement that Cellu Tissue filed with the SEC and will also be included in the definitive proxy statement that Cellu Tissue intends to file with the SEC.

ABOUT CLEARWATER PAPER

Clearwater Paper manufactures quality consumer tissue, bleached paperboard and wood products at six facilities across the country. The company is a premier supplier of private label tissue to major retail grocery chains, and also produces bleached paperboard used by quality-conscious printers and packaging converters. Clearwater Paper’s 2,500 employees build shareholder value by developing strong customer partnerships through quality and service.

ABOUT CELLU TISSUE HOLDINGS

Cellu Tissue Holdings, Inc. is a North American producer of tissue products, with a focus on consumer-oriented private label products and a growing presence in the value retail tissue market. For more information, visit Cellu Tissue’s website at www.cellutissue.com.

For additional information on Clearwater Paper, please visit our website at

www.clearwaterpaper.com.

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